SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
          Date of Report (date of earliest event reported): May 5, 2010

                       ELEMENTAL PROTECTIVE COATINGS CORP.
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             (Exact name of Registrant as specified in its charter)


         Nevada                         333-148546               20-8248213
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(State or other jurisdiction      (Commission File No.)        (IRS Employer
       of incorporation)                                     Identification No.)

                Water Park Place, 20 Bay St., Toronto, ON M5J 2N8
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          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (646) 448-0197


                              925 Gardenia Circle,
                             St. George, Utah 84790
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          (Former name or former address if changed since last report)

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Item 1.02   Termination of a Material Definitive Agreement

     As previously reported, the Company's chain of ownership, pursuant to which it had acquired from MSE Enviro-Tech, Inc. ("MEVT") certain rights to the Hartindo fine-inhibitor and Dectan rust protector and fire inhibitor products, has come into serious question. However, at the same time, the Company was indebted to MEVT in the amount of $5 million to pay for those rights.

     Management is pleased to announce that it has successfully negotiated with MEVT a termination agreement, pursuant to which the Company has relinquished all rights to the Hartindo and Dectan products, and has been released from all obligations pursuant to the $5 million promissory note.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2010


                                    ELEMENTAL PROTECTIVE COATINGS CORP.


                                    By:   /s/ Gilles Trahan
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                                            Gilles Trahan, President